Exhibit 10.7

August       , 2007

Shen Zhen China Jia Yue Trading Co., Ltd.
Golden Central Tower
Jintian Road, Futian District
Shenzhen, P.R. China

            Re:   China Resources Ltd.

Gentlemen:

      This letter will confirm our agreement, that commencing on the effective date ("Effective Date") of the registration statement of the initial public offering ("IPO") of the securities of China Resources Ltd. (the "Company") and continuing until 18 months after the Effective Date (or 24 months after the Effective Date if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the "Business Combination" (as defined in the prospectus) related thereto has not been completed within such 18-month period), Shen Zhen China Jia Yue Trading Co., Ltd shall make available to the Company certain administrative and secretarial services, as well as the use of certain limited office space, including a conference room, at your offices in Shenzhen, as may be required by the Company from time to time, situated at the address of your offices set forth above (or any successor location). In exchange therefore, the Company shall pay to you the sum of $7,500 per month commencing on the Effective Date and continuing monthly thereafter.

                               Very truly yours,

                               CHINA RESOURCES LTD.


                               By:
                                    --------------------------------------------
                                    Name: Fuzu Zeng
                                    Title: President and Chief Executive Officer

Agreed to and Accepted by:

Shen Zhen China Jia Yue Trading Co., Ltd.


By:
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Name:
Title: